SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

ONCOSEC MEDICAL INCORPORATED
(Name of Registrant as Specified in Its Charter)

Alpha Holdings, Inc. Alpha Biolabs, Inc.
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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On November 27, 2019, Alpha Holdings, Inc. issued a press release (the “Press Release”). A copy of the Press Release is attached herewith as Exhibit 1.

Alpha Holdings Wins in Nevada Court and Comments on OncoSec’s Cynical Attempt to Push Through China Grand Deal

Alerts Stockholders to OncoSec’s Latest Effort to Transfer Control to China Grand at Stockholders’ Expense

Court Denies OncoSec’s Motion to Dismiss Stockholder Class Action

OncoSec Will Have to Produce the Books and Records Demanded by Alpha

November 27, 2019 08:30 AM Eastern Standard Time

SEONGNAM, South Korea--(BUSINESS WIRE)--Alpha Holdings, Inc. (KOSDAQ: 117670) (“Alpha Holdings”), the largest stockholder of OncoSec Medical Incorporated (NASDAQ: ONCS) (“OncoSec” or the “Company”), with an approximate 15.1% ownership stake, today announced that the Eighth Judicial District Court in Clark County, Nevada, has denied, in their entirety, the OncoSec1 and China Grand2 defendants’ motions to dismiss the pending class action lawsuit filed by Alpha Holdings on behalf of all OncoSec stockholders. The Court also directed OncoSec to produce the stockholder lists demanded by Alpha Holdings, including the list of non-objecting beneficial owners.

At a hearing on November 25, 2019, the Court rejected the OncoSec defendants’ request to dismiss the case on the basis that Alpha Holdings had failed to state a viable claim under Nevada law, indicating that the case will proceed to the merits on Alpha Holdings’ breach of fiduciary duty and disclosure claims. The Court also rejected the China Grand defendants’ request to dismiss the case for lack of personal jurisdiction, indicating that Alpha Holdings had pled viable aiding and abetting breach of fiduciary duty claims against the China Grand defendants.

Commenting on the decision, Alpha Holdings stated: “We are gratified by the Court’s decision, which allows our claims to proceed to the merits. In addition, now that OncoSec has been ordered to provide the record and beneficial stockholder information to which we are entitled, we look forward to proceeding with our opposition to the highly unfavorable China Grand Takeover Proposal.”

Alerts Stockholders to OncoSec’s Cynical Attempt to Push Through China Grand Deal

On November 26, 2019, one day after its arguments were rejected by the District Court, OncoSec disclosed an Amendment to the China Grand Takeover Proposal that results in lowering the shareholder vote standard necessary to approve the sale of shares to China Grand and Sirtex. OncoSec’s previous proxy statement sought shareholder approval for three linked proposals that would have effectively required a majority of all stockholders to approve the China Grand Takeover Proposal. As a result of the amendments, instead of requiring a majority of all stockholders to vote in favor, the new standard would require only a majority of votes actually cast at the upcoming Special Meeting of Stockholders.

Commenting on the Amendment, Alpha Holdings stated, “Selling control of a company is the most important decision a Board can make and should require a majority of stockholders to approve it. We believe this Board wants to lower the threshold for approval because it is not confident that a majority of stockholders will approve a transaction as unfavorable as this one. Tellingly, OncoSec did not even issue a press release on this change, which we believe is a blatant attempt to push through a deal that benefits a select few at the expense of most OncoSec Stockholders.”

OncoSec has agreed that it will not hold the Special Meeting of Stockholders until January 15, 2020 at the earliest, and the Court further indicated that it would schedule an evidentiary hearing on Alpha Holdings’ disclosure claims. All parties to the lawsuit have agreed to a hearing on Alpha Holdings’ motions for a preliminary injunction blocking a stockholder vote on the China Grand Takeover Proposal. The hearing will occur before any vote on the proposed transaction, and the parties are currently in discussions regarding scheduling for the hearing.

To view Alpha Holdings’ Class Action complaint, click here.

Alpha Holdings’ preliminary proxy statement has been filed with the U.S. Securities and Exchange Commission. Stockholders need take no action at this time.

About Alpha Holdings, Inc.

Alpha Holdings, Inc. is a top-ranked Korean company engaged in the design-development service and manufacturing of system semiconductors, biotechnologies and thermal compound materials. The company, formerly known as Alpha Chips Corp., is headquartered in Seongnam, South Korea and was founded in 2002. Alpha is listed on the KOSDAQ Market.

Forward-Looking Statements

All statements contained in this press release that are not clearly historical in nature or that necessarily depend on future events are "forward-looking statements," which are not guarantees of future performance or results, and the words "anticipate," "believe," "expect," "potential," "could," "opportunity," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained in this press release that are not historical facts are based on current expectations, speak only as of the date of this press release and involve risks that may cause the actual results to be materially different. In light of the significant uncertainties inherent in the forward-looking statements, the inclusion of such information should not be regarded as a representation as to future results. Alpha Holdings disclaims any obligation to update the information herein and reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. Alpha Holdings has not sought or obtained consent from any third party to use any statements or information indicated herein as having been obtained or derived from statements made or published by third parties.

Additional Information and Where to Find It

ALPHA HOLDINGS, INC. AND ITS WHOLLY-OWNED SUBSIDIARY, ALPHA BIOLABS, INC. (TOGETHER, THE “PARTICIPANTS”) ARE PARTICIPANTS IN A PROXY CONTEST WITH RESPECT TO THE PROPOSED SPECIAL MEETING OF STOCKHOLDERS OF ONCOSEC MEDICAL INC. (THE “COMPANY”) TO APPROVE THE PROPOSED TRANSACTION BETWEEN THE COMPANY, GRAND DECADE DEVELOPMENTS LIMITED, A WHOLLY OWNED SUBSIDIARY OF CHINA GRAND PHARMACEUTICAL AND HEALTHCARE HOLDINGS LIMITED (“CGP”), AND SIRTEX MEDICAL US HOLDINGS, INC., AN AFFILIATE OF CGP. THE PARTICIPANTS INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF BLUE PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS’ SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF THE COMPANY. ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING BLUE PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY’S STOCKHOLDERS AND WILL BE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV/. IN ADDITION, OKAPI PARTNERS LLC, THE PROXY SOLICITOR OF THE PARTICIPANTS, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WITHOUT CHARGE UPON REQUEST BY CALLING (212) 297-0720.

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1 The “OncoSec Defendants” are Daniel O’Connor, Avtar Dhillon, Punit Dhillon, James DeMesa, Robert Ward, Margaret Dalesandro, and OncoSec Medical Incorporated.

2 The “China Grand Defendants” are Sirtex Medical US Holdings, Inc. and Grand Decade Developments Limited, both of which are controlled by nonparty China Grand Pharmaceutical and Healthcare Holdings Limited.

Contacts

Investors
Bruce Goldfarb / Chuck Garske / Teresa Huang
Okapi Partners
+ 1 (212) 297-0720

Media
Renée Soto / Hugh Burns / Nicholas Leasure
Reevemark
+ 1 (212) 433-4600